UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of MSA Safety Incorporated was held on May 17, 2017. The following matters were acted upon:

1. Election of Directors

Diane M. Pearse, L. Edward Shaw, Jr. and William M. Lambert were elected to serve until the Annual Meeting in 2020, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Diane M. Pearse	28,731,640	919,979	6,558,999
L. Edward Shaw, Jr.	26,794,998	2,856,621	6,558,999
William M. Lambert	28,947,172	704,447	6,558,999

Continuing as directors, with terms expiring in 2018, are John T. Ryan III and Thomas H. Witmer. Continuing as directors, with terms expiring in 2019, are Robert A. Bruggeworth, Alvaro Garcia-Tunon and Rebecca B. Roberts.

2. Approval of the Adoption of the Company’s 2017 Non-Employee Directors' Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,841,965	763,805	45,849	6,558,999

3. Selection of Independent Registered Public Accounting Firm

Ernst & Young LLP was selected as the independent registered public accounting firm for the year ending December 31, 2017, by the following votes:

Votes For	Votes Against	Abstentions
36,037,945	127,575	45,098

4. Advisory Vote on Executive Compensation

The results of the advisory vote on the executive compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,198,247	391,679	61,693	6,558,999

5. Advisory Vote on Frequency of Votes on Executive Compensation

The results of the advisory vote on the frequency of the advisory vote the on executive compensation of the Company’s named executive officers were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
25,510,925	76,003	4,021,655	43,036	6,558,999

The Company intends to hold the say on pay vote on an annual basis.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	MSA Safety Incorporated Press Release dated May 18, 2017, announcing annual meeting results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By    /s/ Douglas K. McClaine
_________________________________________
Douglas K. McClaine
Senior Vice President, Secretary and
Chief Legal Officer

Date: May 22, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	MSA Safety Incorporated Press Release dated May 18, 2017, announcing annual meeting results.